As filed with the Securities and Exchange Commission on February 4, 2021

Registration No. 333-231724

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Modiv Inc.
(formerly known as RW Holdings NNN REIT, Inc.)
(Exact name of registrant as specified in governing instruments)

120 Newport Center Drive
Newport Beach, CA 92660
(855) 742-4862

(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)

Aaron S. Halfacre Chief Executive Officer and President Modiv Inc. 120 Newport Center Drive Newport Beach, CA 92660 (855) 742-4862	With copies to: Lauren Burnham Prevost, Esq. Seth K. Weiner, Esq. Morris Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, NE Atlanta, GA 30326 (404) 233-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Explanatory note

On January 27, 2021, the issuer filed Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 (Registration No. 333-231724) to deregister $600,700,672 of unsold shares in the offering.  Subsequent to this filing, the issuer determined that only $600,547,672 of shares remained unsold after the termination of the offering on January 27, 2021.  Consequently, this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 is being filed to correct this error and to deregister $600,547,672 of unsold shares in the offering.  This Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 supersedes and replaces Post-Effective Amendment No. 5 in its entirety.

DEREGISTRATION OF SHARES OF COMMON STOCK

Modiv Inc. (formerly known as RW Holdings NNN REIT, Inc.) (the “Company”) filed a Registration Statement on Form S-11 (Registration No. 333-231724) (the “Registration Statement”) under the Securities Act of 1933, as amended, and initially declared effective by the U.S. Securities and Exchange Commission on December 23, 2019, pursuant to which the Company registered $725,000,000 in shares of Class C common stock (“Class C Shares”) in the primary portion of the offering, as well as up to $75,000,000 in additional Class C Shares pursuant to the Company’s distribution reinvestment plan (the “DRIP”).

As of the close of business on January 27, 2021, the Company had sold a total of $199,452,328 of Class C Shares pursuant to the Registration Statement, including $176,743,342 sold to the public pursuant to the primary portion of the offering and $22,708,986 sold pursuant to the DRIP. The Company terminated the offering of shares pursuant to the Registration Statement effective as of the close of business on January 27, 2021, and hereby deregisters the remaining $600,547,672 of unsold Class C Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on February 4, 2021.

MODIV INC.

/s/ Aaron S. Halfacre
Aaron S. Halfacre, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

Date:	February 4, 2021	/s/ Aaron S. Halfacre
Aaron S. Halfacre, Chief Executive Officer, President and Director (Principal Executive Officer)

Date:	February 4, 2021	*
Raymond E. Wirta, Chairman of the Board and Director

Date:	February 4, 2021	/s/ Raymond J. Pacini
Raymond J. Pacini, Chief Financial Officer (Principal Financial Officer)

Date:	February 4, 2021	*
Sandra G. Sciutto, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Date:	February 4, 2021	*
Joe F. Hanauer, Director

Date:	February 4, 2021	*
Adam S. Markman, Director

Date:	February 4, 2021	*
Curtis B. McWilliams, Director

Date:	February 4, 2021	*
Thomas H. Nolan, Jr., Director

Date:	February 4, 2021	*
Jeffrey Randolph, Director

*By:	/s/ Raymond J. Pacini
Raymond J. Pacini
Attorney-in-Fact